SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 7, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On October 7, 2003, LCA-Vision Inc. issued a press release announcing the Company will release 2003 third quarter financial results before market open on Wednesday, October 22, 2003.

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1 Press Release dated October 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 10-7-03	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates
Stephen N. Joffe, Chairman and CEO	Jody Cain
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	jcain@lhai.com
www.lasikplus.com

LCA-Vision to Hold Third Quarter 2003 Financial Results Conference Call

October 22, 2003

CINCINNATI – October 7, 2003 – LCA-Vision Inc. (Nasdaq NM:LCAV), a leading developer and operator of fixed-site laser vision correction services under the brand name LasikPlus, today announced that the Company will release 2003 third quarter financial results before market open on Wednesday, October 22, 2003.  Stephen Joffe, chairman and CEO, and Alan Buckey, CFO, will be hosting an investment-community conference call beginning at 10:00 a.m. Eastern Time on October 22, 2003 to discuss those results and to answer questions.

Individuals interested in listening to the conference call may do so by dialing 888-803-7404 toll free within the U.S. and Canada, or 706-634-1308 for international callers. A telephone replay will be available for 48 hours by dialing 800-642-1687 toll-free within the U.S. and Canada, or 706-645-9291 for international callers. Enter reservation number 3176686.

Individual investors are invited to listen to the conference call over the Internet, by going to the "Investors" section of the Company's Web site at www.lasikplus.com, on www.streetevents.com, or on www.companyboardroom.com.  A replay will begin shortly after the call has ended and will be available for 30 days.

LCA-Vision currently operates 36 laser vision correction centers, including 33 wholly-owned LasikPlus vision centers located in large metropolitan markets throughout the United States, two joint ventures in Canada and one joint venture in Europe.

For additional information, please visit the Company's Web site at www.lasikplus.com.

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